Liberator Medical Announces Definitive Settlement of Qui Tam Litigation

STUART, FL (Marketwired) -- 12/22/15 -- Liberator Medical Holdings, Inc. (“Liberator”) (NYSE MKT: LBMH), a leading national direct-to-consumer provider of quality medical supplies through its subsidiary, Liberator Medical Supply, Inc., today announced that it has entered into a definitive settlement with the U.S. Department of Justice (“DOJ”) to settle all allegations relating to claims arising out of the previously disclosed civil qui tam litigation captioned United States ex rel. Herman, et al. v. Coloplast A/S, et al., Docket No. 11-cv-12131-RWZ (D. Mass), which alleged, among other things, violations of the federal False Claims Act (the “Civil Action”). Liberator admits no wrongdoing as part of the settlement.

Liberator previously announced that it had reached an agreement in principle to settle the matter.  Liberator has now entered into a definitive settlement agreement with the United States, acting through the DOJ and on behalf of the U.S. Department of Health and Human Services, Office of the Inspector General.  Under the terms of the settlement agreement, Liberator will pay $500,000, and will also be required to pay its share of the civil qui tam plaintiffs’ or “Relators’” attorneys’ fees, costs and expenses, which amount has not yet been determined.

Recognizing the government’s responsibility to ensure the appropriateness of industry practices, Liberator cooperated fully with the government and has continued to work hard to create and sustain a culture of compliance throughout its operations.  The settlement was entered into in order to avoid the delay, uncertainty, inconvenience and expense of protracted litigation of the Civil Action and is not an admission of liability or wrongdoing by Liberator.  Liberator was not required to enter into a corporate integrity agreement as part of the settlement.

About Liberator Medical Holdings, Inc.

Liberator Medical Holdings, Inc.’s subsidiary, Liberator Medical Supply, Inc., established the Liberator brand as a leading national direct-to-consumer provider of quality medical supplies to Medicare-eligible seniors.  Accredited by The Joint Commission, Liberator’s unique combination of marketing, industry expertise and customer service has demonstrated success over a broad spectrum of chronic conditions.  Liberator is recognized for offering a simple, reliable way to purchase medical supplies needed on a regular, ongoing, repeat-order basis, with the convenience of direct billing to Medicare and private insurance.  Liberator’s revenue primarily comes from supplying products to meet the rapidly growing requirements of general medical supplies including, urological products, ostomy supplies, mastectomy fashions and diabetes supplies.  Liberator communicates with patients and their doctors on a regular basis regarding prescriptions and supplies.  Customers may purchase by phone, mail or internet, with repeat orders confirmed with the customer and shipped when needed.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “expect,” “anticipate,” “possible,” “project,” “intend,” “forecast,” “plan,” “believe” and other similar expressions or words of similar meaning.  Risks and uncertainties include, but are not limited to, the satisfaction of closing conditions to the pending merger with C. R., Bard, Inc.; the possibility that the merger will not be completed or, if completed, not completed in the expected timeframe; the potential that the expected benefits and opportunities of the merger may not be realized or may take longer to realize than expected; regulatory limitations on the medical industry in general; working capital constraints; and adverse litigation or government action.  A further list and description of these risks, uncertainties and other factors can be found in Liberator’s Form 10-K for the fiscal year ended September 30, 2015 and Liberator’s subsequent filings with the SEC. Liberator undertakes no obligation to update its forward-looking statements, whether as a result of new information, future results or otherwise.

Source: Liberator Medical Holdings, Inc.

Individual Investor Relations Contact

WSR Communications

772-219-7525

IR@WSRcommunications.com

Institutional Investor Contact

Robert J. Davis

Liberator Medical Holdings, Inc.

772-463-3737

bdavis@liberatormedical.com